Exhibit 99.1

Contact: Larry Hueth, President and Chief Executive Officer Regina Wood, EVP and Chief Financial Officer First Northwest Bancorp 360-457-0461

FIRST NORTHWEST BANCORP ANNOUNCES
REVISIONS TO ITS EARNINGS PER SHARE FOR THE YEAR ENDED JUNE 30, 2015

PORT ANGELES, WA (August 10, 2015) - First Northwest Bancorp (NASDAQ: FNWB) (“Company”), the holding company for First Federal Savings and Loan Association of Port Angeles (“Bank”), today announced a downward adjustment to its previously reported earnings per share (“EPS”) for the quarter and year ended June 30, 2015; the adjustment to EPS did not result from any changes to earnings.  The adjustment to EPS resulted in a loss of $0.42 per share from the previously reported loss of $0.39 per share for the year ended June 30, 2015.  The revision relates to an adjustment of 935,289 unallocated shares held in the Company’s employee stock ownership plan (ESOP) that were included as part of the denominator of shares outstanding used to calculate EPS.  This adjustment had no effect on EPS calculated for the quarter ended June 30, 2015 of $0.06 per share.  In addition, the Company had a decrease in previously reported assets of approximately $744,000 for the year ended June 30, 2015 as the result of a change in the estimate of deferred tax assets, net.

The earnings per share results for the quarter and nine months ended March 31, 2015 were also affected by the inclusion of 898,699 unallocated ESOP shares in the denominator of shares outstanding in the calculation of EPS. The revision for these periods resulted in a downward adjustment to EPS to a loss of $0.62 per share from a loss of $0.58 per share for the three months ended March 31, 2015 and a downward adjustment to EPS to a loss of $0.48 per share from a loss of $0.45 per share for the nine months ended March 31, 2015. There were no other adjustments to the previously reported earnings.

About the Company

On January 29, 2015, First Northwest Bancorp became the holding company for First Federal Savings and Loan Association of Port Angeles in connection with the completion of the Bank’s conversion from the mutual to the stock form of organization and the Company’s related stock offering. The Company’s stock is traded on the NASDAQ under the ticker symbol “FNWB.”

First Federal is a Washington-chartered, community-based savings bank primarily serving the North Olympic Peninsula (Clallam and Jefferson counties) region of Washington through nine full-service banking offices, eight of which are located within Clallam and Jefferson counties, Washington, and one that is located in Kitsap County. First Federal also has one loan production office located in Bellingham, Washington.

Forward-Looking Statements:

Certain matters discussed in this press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to, among other things, expectations of the business environment in which we operate, projections of future performance, perceived opportunities in the market, potential future credit experience, and statements regarding our mission and vision. These forward-looking statements are based upon current management expectations and may, therefore, involve risks and uncertainties. Our actual results, performance, or achievements may differ materially from those suggested, expressed, or implied by forward-looking statements as a result of a wide variety or range of factors including, but not limited to: increased competitive pressures; changes in the interest rate environment; the credit risks of lending activities, including changes in the level and trend of loan delinquencies and write-offs that may be impacted by deterioration in the housing and commercial real estate markets and may lead to increased losses and nonperforming assets in our loan portfolio, and may result in our allowance for loan losses not being adequate to cover actual losses, and require us to materially increase our reserves; changes in general economic conditions and conditions within the securities markets; legislative and regulatory changes; results of examinations of us by the Federal Reserve Bank of San Francisco and our bank subsidiary by the Federal Deposit Insurance Corporation (“FDIC”), the Washington State Department of Financial Institutions, Division of Banks (“Washington DFI”) or other regulatory authorities, including the possibility that any such regulatory authority may, among other things, require us to increase our reserve for loan losses, write-down assets, change our regulatory capital position or affect our ability to borrow funds or maintain or increase deposits, which could adversely affect our liquidity and earnings; and other factors described in the Company’s Registration Statement on Form S-1 (SEC Registration No. 33-185101) and Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission-which are available on our website at www.ourfirstfed.com and on the SEC’s website at www.sec.gov. Any of the forward-looking statements that we make in this Press Release and in the other public statements we make may turn out to be incorrect because of the inaccurate assumptions we might make, because of the factors illustrated above or because of other factors that we cannot foresee. Because of these and other uncertainties, our actual future results may be materially different from those expressed or implied in any forward-looking statements made by or on our behalf and the Company's operating and stock price performance may be negatively affected. Therefore, these factors should be considered in evaluating the forward-looking statements, and undue reliance should not be placed on such statements. We do not undertake and specifically disclaim any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements. These risks could cause our actual results for fiscal 2016 and beyond to differ materially from those expressed in any forward-looking statements by, or on behalf of us, and could negatively affect the Company’s operations and stock price performance.